Exhibit 1

Oi S.A. – In Judicial Reorganization

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.300.29520-8

Publicly-Held Company

NOTICE TO THE MARKET

Oi S.A. – In Judicial Reorganization (“Oi” or “Company”), pursuant to Article 12 of CVM Instruction No. 358/02, announced that, on this date, it received the following correspondences from J. SAFRA SERVIÇOS DE ADMINISTRAÇÃO FIDUCIÁRIA LTDA., transcribed below:

“ To:

Oi S.A. – In Judicial Reorganization

CNPJ/MF No. 76.535.764/0001-43

Attention Mr. Ricardo Malavazi Martins

Chief Financial Officer and Investor Relations Officer

RE: DISCLOSURE OF INFORMATION REGARDING THE AQUISITION AND ALIENATION OF MATERIAL SHARES AND TRADING BY CONTROLLING ENTITIES AND SHAREHOLDERS – ARTICLE 12 OF ICVM 358/2002.

J.SAFRA SERVIÇOS DE ADMINISTRAÇÃO FIDUCIARIA LTDA., a limited liability company with headquarters located on Avenida Paulista, No. 2100, in the City and State of São Paulo, registered under Corporate Taxpayers’ Registry (CNPJ/MF) No. 06.947.853/0001-11, duly registered with the CVM to manage equity portfolios pursuant to CVM Declaration No. 14,105, dated February 23, 2015, in its capacity as manager of VIRGO FUNDO DE INVESTIMENTO MULTIMERCADO CRÉDITO PRIVADO INVESTIMENTO NO EXTERIOR – CNPJ/MF 11.715.076/0001-10, pursuant to Article 12 of CVM Instruction 358, dated January 12, 2002, hereby informs the market the following with respect to the acquisitions of equity greater than 5% (five percent) of Oi S.A. preferred shares (OIBR4):

I.	name and identification of the acquirer, indicating the Corporate Taxpayers’ Registry number;	VIRGO FUNDO DE INVESTIMENTO MULTIMERCADO CRÉDITO PRIVADO INVESTIMENTO NO EXTERIOR CNPJ: 11.715.076/0001-10
II.	reasons for obtaining the equity and the target amount to be obtained;

The investor does not intend to alter the Company’s control or management structure; however, it protects, and intends to assert, all of its rights as shareholder to protect the economic interests of its clients. The fund does not have a pre-established target amount for its investment/equity in the Company.

III.	number of shares, subscription bonus, and subscription rights for shares and stock options, by type and class, already held directly or indirectly, by the acquirer or affiliate of the acquirer.	OIBR4 Quantity 7,972,100 Percentage 5.05%
IV.	number of convertible notes, already held, directly or indirectly, by the acquirer or affiliate of the acquirer, specifying the quantity of shares subject to potential conversion, by type and class.	Not applicable
V.	indication of any agreement or contract regulating the exercise of voting rights or the purchase and sale of the Company’s securities.	Not applicable

We remain available for any additional clarifications.

Sincerely,

J. SAFRA SERVIÇOS DE ADMINISTRAÇÃO FIDUCIÁRIA LTDA.”

***

“ To:

Oi S.A. – In Judicial Reorganization

CNPJ/MF No. 76.535.764/0001-43

Attention Mr. Ricardo Malavazi Martins

Chief Financial Officer and Investor Relations Officer

RE: DISCLOSURE OF INFORMATION REGARDING THE AQUISITION AND ALIENATION OF MATERIAL SHARES AND TRADING BY CONTROLLING ENTITIES AND SHAREHOLDERS – ARTICLE 12 OF ICVM 358/2002.

J.SAFRA SERVIÇOS DE ADMINISTRAÇÃO FIDUCIARIA LTDA., a limited liability company with headquarters located on Avenida Paulista, No. 2100, in the City and State of São Paulo, registered under Corporate Taxpayers’ Registry (CNPJ/MF) No. 06.947.853/0001-11, duly registered with the CVM to manage equity portfolios pursuant to CVM Declaration No. 14,105, dated February 23, 2015, in its capacity as manager of VIRGO FUNDO DE INVESTIMENTO MULTIMERCADO CRÉDITO PRIVADO INVESTIMENTO NO EXTERIOR – CNPJ/MF 11.715.076/0001-10, pursuant to Article 12 of CVM Instruction 358, dated January 12, 2002, hereby informs the market the following with respect to the acquisitions of equity greater than 10% (ten percent) of Oi S.A. preferred shares (OIBR4):

I.	name and identification of the acquirer, indicating the Corporate Taxpayers’ Registry number;	VIRGO FUNDO DE INVESTIMENTO MULTIMERCADO CRÉDITO PRIVADO INVESTIMENTO NO EXTERIOR CNPJ: 11.715.076/0001-10
II.	reasons for obtaining the equity and the target amount to be obtained;

The investor does not intend to alter the Company’s control or management structure; however, it protects, and intends to assert, all of its rights as shareholder to protect the economic interests of its clients. The fund does not have a pre-established target amount for its investment/equity in the Company.

III.	number of shares, subscription bonus, and subscription rights for shares and stock options, by type and class, already held directly or indirectly, by the acquirer or affiliate of the acquirer.	OIBR4 Quantity 18,019,200 Percentage 11.42%
IV.	number of convertible notes, already held, directly or indirectly, by the acquirer or affiliate of the acquirer, specifying the quantity of shares subject to potential conversion, by type and class.	Not applicable
V.	indication of any agreement or contract regulating the exercise of voting rights or the purchase and sale of the Company’s securities.	Not applicable

We remain available for any additional clarifications.

Sincerely,

J. SAFRA SERVIÇOS DE ADMINISTRAÇÃO FIDUCIÁRIA LTDA.”

Rio de Janeiro, February 9, 2017

Oi S.A. – In Judicial Reorganization

Ricardo Malavazi Martins

Chief Financial Officer and Investor Relations Officer